Exhibit 99.1

MCEWEN MINING REPORTS Q3 2018 PRODUCTION RESULTS

TORONTO, Oct. 11, 2018 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) reports consolidated production for Q3 2018 of 33,806 gold ounces and 745,172 silver ounces, or 43,742 gold equivalent ounces(1)(“GEOs”), using a 75:1 gold to silver ratio. Consolidated production for the nine months ended Sept. 30, 2018 was 135,344 GEOs, which is 48% higher than the comparable period in 2017.

Consolidated Production Summary

	Q3		YTD		Full Year
	2017	2018	2017	2018	2018 Guidance
Gold (oz)	19,051	33,806	61,338	105,834	128,000
Silver (oz)	749,749	745,172	2,252,003	2,213,254	3,225,000
GEOs(1)	29,047	43,742	91,364	135,344	171,000

Learn more about our management team, properties, and potential by watching our Sept. 6, 2018 investor day presentation here: MUX Investor Day on YouTube

Highlights of the third quarter from our mines, including our newest mine in Nevada that is under construction, are as follows:

Gold Bar Mine, Nevada, USA (100%)

Construction is advancing on schedule for completion by the end of 2018, targeting production in Q1 2019. Activities at Gold Bar in Q3 focused on completion of the heap leach pad and crushing circuit, and advancing the process facility. All major equipment and bulk materials are either on site or purchased. Engineering for the project is complete and 97% of contracts are awarded. During the first three years of operation beginning with 2019, Gold Bar is projected to produce 55,000, 74,000 and 68,000 ounces of gold respectively.

During Q3 we announced an updated and increased resource estimate reflecting changes since the last Gold Bar Feasibility Study was published in March 2018. Measured and Indicated resources increased by 92,000 gold ounces to 721,000 gold ounces at 0.92 g/t, and Inferred resources increased by 82,000 gold ounces to 197,000 gold ounces at 0.90 g/t. Combined with the nearby Gold Bar South deposit the total resources on the Gold Bar Property are now 822,000 gold ounces in the Measured and Indicated category, and 202,000 gold ounces in the Inferred category. An updated mineral reserve estimate will be completed in Q1 2019.

We have committed $5 million to exploration in 2018 to further increase gold resources and test new exploration concepts at the Gold Bar Property, located along the prolific Battle Mountain - Cortez Gold Trend, Nevada.

Black Fox Mine, Timmins, Canada (100%)

Black Fox produced 11,618 GEOs in Q3, and 37,751 GEOs year to date, in line with our full year production guidance for 2018 of 48,000 GEOs. During Q3 we announced new resource estimates for both the Froome and Stock East deposits, as well as encouraging exploration results from the ongoing $15 million exploration program at the Black Fox Complex near Timmins, Ontario.

The updated Indicated Mineral Resource for Froome increased 14% to 181,000 gold ounces at a grade of 5.09 g/t, and the initial Inferred Mineral Resource for Stock East contains 114,000 gold ounces at a grade of 2.54 g/t.

McEwen Mining Inc.

Significant high-grade drill results from the Black Fox Complex included:

•         Froome Footwall Target: 53.93 g/t gold over 8.29 m including 322.86 g/t gold over 1.34 m

•         Pike River Target: 35.04 g/t gold over 3.30 m

•         Stock East Deposit: 25.16 g/t gold over 2.09 m

•         Grey Fox Deposit— 147 Zone cross structure: 13.41 g/t gold over 2.82 m including 27.70 g/t gold over 0.94 m

•         Black Fox Mine depth extension: 35.08 g/t gold over 1.69 m

For additional information on exploration refer to two news releases published on Sept. 6, 2018 on our website www.mcewenmining.com.

San José Mine, Argentina (49%(2))

Production is in line with our full year guidance for 2018 of 91,000 GEOs. Q3 attributable production from San José was 11,768 gold ounces and 743,100 silver ounces, for a total of 21,676 GEOs. Year to date our attributable production is 34,729 gold ounces and 2,204,349 silver ounces, for a total of 64,120 GEOs.

El Gallo Project, Mexico (100%)

Production has exceeded our full year production guidance for 2018 of 32,000 GEOs. Residual heap leaching at El Gallo resulted in 10,448 GEOs in Q3, and 33,473 GEOs year to date when combined with prior period mining activity. Q3 was strong as a result of ore stacked on the heap leach pad at the end of Q2, however, residual leaching is expected to taper significantly in Q4 to be more in line with our longer term recovery expectations. By the end of Q2, mining and crushing activities at El Gallo ceased. Closure, reclamation and residual heap leach activities are ongoing and will continue for several years.

A new Preliminary Economic Assessment (PEA) study on the potential restart of production from the El Gallo was published on July 9, 2018. The proposed development plan evaluated in the PEA is called Project Fenix. The key outcomes of Project Fenix include an average annual production rate of 47,000 ounces gold equivalent, a 12-year mine life, low initial capital cost of $41 million for Phase 1 and $30 million for Phase 2, and pay-back period of 4.1 years. At current gold and silver prices the after-tax internal rate of return (IRR) is 28%, and the net present value (NPV) at a 5% discount rate is $60 million.

Capital cost estimates for Project Fenix are to a level of accuracy that is consistent with a PEA technical report. During the next 11 months we will continue to review mineral processing, mine sequencing, material transportation and tailings storage options; and the flow sheet will be optimized by undertaking trade-off studies, updating cost models and additional metallurgical testwork.

The Project Fenix PEA is available for review on our website and SEDAR (www.sedar.com).

Third Quarter Financial Results

Operating costs for the quarter ended Sept. 30, 2018 will be released with our 10-Q Quarterly Financial Statements at the end of October. As of Oct 5, 2018 we had $51 million in liquid assets and $53 million in debt.

ABOUT MCEWEN MINING

McEwen has the goal to qualify for inclusion in the S&P 500 Index by creating a profitable gold and silver producer focused in the Americas. McEwen’s principal assets consist of: the San José mine in Santa Cruz, Argentina (49% interest); the Black Fox mine in Timmins, Canada; the El Gallo Fenix project in Mexico; the Gold Bar mine in Nevada, currently under construction; and the large Los Azules copper project in Argentina, advancing towards development.

McEwen has a total of 337 million shares outstanding. Rob McEwen, Chairman and Chief Owner, owns 24% of McEwen.

Footnotes

(1)              ‘Gold Equivalent Ounces’ are calculated based on a 75:1 gold to silver ratio.

(2)              The San José Mine is 49% owned by McEwen Mining Inc. and 51% owned and operated by Hochschild Mining plc. All dollar amounts are US Dollars.

RELIABILITY OF INFORMATION REGARDING SAN JOSÉ

Minera Santa Cruz S.A., the owner of the San José Mine, is responsible for and has supplied to the Company all reported results from the San José Mine. McEwen Mining’s joint venture partner, a subsidiary of Hochschild Mining plc, and its affiliates other than MSC do not accept responsibility for the use of project data or the adequacy or accuracy of this release.

TECHNICAL INFORMATION

The technical contents of this news release has been reviewed and approved by Nathan M. Stubina, Ph.D., P.Eng., FCIM, Managing Director and a Qualified Person as defined by Canadian Securities Administrators National Instrument 43-101 “Standards of Disclosure for Mineral Projects”.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.’s (the “Company”) estimates, forecasts, projections, expectations or beliefs as to future events and results including, but not limited to, the closing of the Offering and the use of proceeds thereof. Forward-looking statements and information are based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks related to fluctuations in mine production rates, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. The Company’s dividend policy will be reviewed periodically by the Board of Directors and is subject to change based on certain factors such as the capital needs of the Company and its future operating results. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

CONTACT INFORMATION:

Mihaela Iancu	Website: www.mcewenmining.com	150 King Street West
Investor Relations		Suite 2800, P.O. Box 24
(647)-258-0395 ext 320	Facebook: facebook.com/mcewenrob	Toronto, ON, Canada
info@mcewenmining.com		M5H 1J9
	Twitter: twitter.com/mcewenmining	(866) 441-0690

Instagram: instagram.com/mcewenmining